                                                                   EXHIBIT 10.37

CONFORMED COPY

                                              Register of Deeds No. 297 for 1999

                                   NEGOTIATED

                              In FRANKFURT AM MAIN

on 25 March 1999 appeared before me

                                DR. GERHARD HESS

notary (Notar) in Frankfurt am Main, with offices in Taunusanlage 11, 60325 Frankfurt am Main the following persons who appeared at the request of the following Appearants at the offices of Oppenhoff & Radler Linklaters & Alliance at Mainzer Landstrasse 16, 60325 Frankfurt am Main:

1. Dr. Paul Steiner, born 19.05.56 with offices at AboveNet Communications, Inc., 50 W. San Fernando Street, No. 1010, San Jose, CA 95113, USA

     acting not in his own name, rather in the name of:

     AboveNet Communications, Inc., 50 W. San Fernando Street, No. 1010, San Jose, CA 95113, USA as its Vice President, International,

2. Mr Albrecht Wilhelm Kraas, born 07.07.1965 in Ludenscheid, residing at Pommernstr. 11, 53119 Bonn,

3. Mr Andreas Friedrich Schachtner, born 08.05.1962 in Essen, residing at Dessauer Str. 12, 44263 Dortmund,

4. Mr Michael Schneider, attorney, born 13.06.1962 in Bergneustadt, residing at Auf der Draveler Wiese 23, 53639 Konigswinter-Ittenbach, acting both in his own name and in the name of

     a.   Ms. Petra Schreck, Haussdorffstrasse, 189, 53129 Bonn

          on the basis of a power of attorney dated 24 March 1999, a copy of which is certified and attached to this notarial document as ATTACHMENT 1, and

     b.   Ms. Elke Schneider, Auf der Draveler Wiese 23, 53639 Konigswinter

          on the basis of a power of attorney dated 23 March 1999, a copy of which is certified and attached to this notarial document as ATTACHMENT 2.

Appearant No. 1 identified himself by presenting his Austrian passport. Appearants Nos. 2, 3 and 4 identified themselves by presenting their German personal identity cards (Personalausweise).

Appearant No. 1, acting as stated, and Appearant No. 4, acting solely on behalf of Ms. Petra Schreck and Ms. Elke Schneider first requested notarization of the Purchase Agreement attached hereto as ATTACHMENT 3.

The Appearants 1, 2 and 3, acting as stated, and Appearant No. 4 acting solely in his own name, then requested the notarization in English of the Cooperation Agreement and Exhibits attached to this notarial document as ATTACHMENT 4 and the related shareholders resolutions. The notary informed the Appearants about their right to have translations of the English documents, and the Appearants stated that this was not desired.

The notary if fluent in the English language and has convinced himself that the Appearants are also fluent in English and German.

The notary explained the prohibition on acting as a notary under Section 3 para. 1 No. 7 "Beurkundungsgesetz" (Statute on Executing Deeds). The Appearants answered the notary's question about whether his firm had acted for the parties in the past on this matter in the negative.

The notarial document, including Attachments, was read to the Appearants, approved by them and signed by the notary and the Appearants in their own hands as follows:

[SIG ILLEGIBLE]                     [SIG ILLEGIBLE]

[SIG ILLEGIBLE]                     [SIG ILLEGIBLE]

[SIG ILLEGIBLE]

                                                                    Attachment 1



                               V O L L M A C H T


HIERMIT WIRD IN SACHEN     InternetTreuhand GmbH

WEGEN Verausserung und Ubertragung meiner Geschafgtsanteile an der InternetTreuhand GmbH

HERRN RECHTSANWALT MICHAEL SCHNEIDER VOLLMACHT ERTEILT.



Die Vollmacht erstreckt sich auf die Verausserung und Ubertragung aller Geschaftsanteile, die ich, Dr. Petra Schreck, Dipl. Geographin, geboren am
09.10.1967 in Langerwehe, wohnhaft Haussdorffstrasse 189, 53129 Bonn, an der InternetTreuhand GmbH (AG Bonn, HRB 7642) halte. Hierbei handelt es sich um einen Geschaftsanteil in Hohe von 45.000,00 DM, bei einem Stammkapital der Gesellschaft von insgesamt 50.000,00 DM also um 90% der Geschaftsanteile. Diese sollen an die Firma AboveNet Communications, Inc., 50 W. San Fernando St., #1010, San Jose, CA 95113 veraussert und ubertragen werden.

Die Vollmacht erstreckt sich weiterhin auf alle mit der Verausserung und Ubertragung zusammenhangenden Rechtsgeschafte, insbesondere den Abschluss einer Schiedsvereinbarung.



         Bonn                       24.3.99               /s/  Petra Schreck
-----------------------     -----------------------     -----------------------
         Ort                         Datum                     Unterschrift





          Vorstehande Ablichtung ist ein
          vollsstendiges Lichthild der Urschrift.

          Frankfurt am Main, den


             24.3.99            [signature]            [SEAL]
          -------------   -----------------------
                                   Notar

                                                                    Attachment 2

                                   VOLLMACHT


HIERMIT WIRD IN SACHEN      Internet Treuhand GmbH

WEGEN VerauBerung und Ubertragung meiner Geschaftsanteile an der Internet Treuhand GmbH

HERRN RECHTSANWALT MICHAEL SCHNEIDER VOLLMACHT ERTEILT.


Die Vollmacht erstreckt sich auf die VerauBerung und Ubertragung aller Geschaftsanteile, die ich, Elke Schneider geborene RoB, Dipl. Oecotrophologin, geboren am 04 June 1961, wohnhaft in 53639 Konigswinter-Ittenbach, Auf der Draveler Wiese 23, an der InternetTreuhand GmbH (AG Bonn, HRB 7642) halte. Hierbei handelt es sich um einen Geschaftsanteil in Hohe von 5.000,00 DM, bei einem Stammkapital der Gesellschaft von insgesamt 50.000,00 DM also um 10% der Geschaftsanteile. Diese sollen an die Firma AboveNet Communications, Inc., 50 W. San Fernando St., #1010, San Jose, CA 95113 verauBert und ubertragen werden.

Die Vollmacht erstreckt sich weiterhin auf alle mit der VerauBerung und Ubertragung zusammenhangenden Rechtsgeschafte, insbesondere den AbschluB einer Schiedsvereinbarung.



[Illegible]                   23.03.99            /s/ [Signature Illegible]
---------------              ----------           -------------------------
    Ort                        Datum                    Unterschrift


          Verstehende Ablichtung ist ein
          voilstandiges Lichtbild der Urschrift.

          Frankfurt am Main, den                  [DR. GERHARD HESS NOTARY
                                                   IN FRANKFURT AM MAIH]

          24.3.99        /s/ [Signature Illegible]
          -----------    -------------------------

                                                                    ATTACHMENT 3


                        PURCHASE AND TRANSFER AGREEMENT

between

1.   Ms. Petra Schreck, Haussdorffstrasse 189, 53129 Bonn, and

2.   Ms. Elke Schneider, Auf der Draveler Wiese 23, 53639 Konigswinter

(also referred to as the "Sellers")

and

AboveNet Communications, Inc., 50 W. San Fernando Street, No. 1010, San Jose, CA 95113, USA, ("AboveNet")

                                   SECTION 1

Ms. Schreck holds one share with the nominal value of DM 45,000 and Ms. Schneider holds one share in the nominal value of DM 5,000 in the limited liability company (Gesellschaft mit beschrankter Haftung) InternetTreuhand Gesellschaft fur Registrierungsdienste mbH, registered under No. HRB 7042 in the commercial register maintained at the Municipal Court (Amtsgericht) in Bonn. The capital contributions for the shares have been fully paid in cash. No other shares exist.

                                   SECTION 2

Each of the Sellers hereby sells and transfers all of her respective share to AboveNet which accepts the sale and transfer. The transfer is effective with economic effect as of notarization.

                                   SECTION 3

The purchase price for the shares is DM 49,000 which is immediately due for payment upon execution of this agreement. AboveNet is rendering payment by wire transfer of the purchase price today to the following account:

     ACCOUNT HOLDER:          SCHNEIDER & SCHOLLMEYER

     TRUST ACCOUNT NO.:       3766593029

     BANK:                    VOLKSBANK BONN-RHEIN-SIEG, HENNEF

     GERMAN BANK CODE:        38060186

     SWIFT CODE:              GENO DE DD

     REFERENCE:               PURCHASE PRICE GERMANY

                                                                    Attachment 4



                             COOPERATION AGREEMENT


between

AboveNet Communications, Inc., 50 W. San Fernando Street, No. 1010, San Jose, CA 95113, USA

                                                      (hereinafter, "AboveNet"),

and

1.   Mr. Albrecht Wilhelm Kraas, residing at Pommernstr. 11, 53119 Bonn,

2.   Mr. Andreas Friedrich Schachtner, residing at Dessauer Str. 12, 44263
     Dortmund,

3. Mr. Michael Schneider, residing at Auf der Draveler Wiese 23, 53639 Konigswinter-Ittenbach

                                             (hereinafter, the "NRW Principals")



                                  INTRODUCTION

A. AboveNet and the NRW Principals wish to establish a jointly held German company which will provide carrier class facilities, including co-location and internet connectivity services ("Internet Service Exchange").

B. AboveNet and the NRW Principals control certain software and intellectual property which will enable the German company to establish the Internet Service Exchange, and AboveNet and the NRW Principals intend to make this software and intellectual property available to the German company.

C. AboveNet is today acquiring all shares in a German limited liability company (the "GmbH") which is currently only a shelf company. This GmbH will become the jointly held German company. The parties wish to increase the capital of the GmbH and redraft the articles of association accordingly. The parties, acting in their capacities as shareholders, will then conduct a first shareholders meeting and resolve further steps to be taken by the GmbH, including the conclusion of employment agreements with the NRW Principals, conclusion of a License, Connectivity and Marketing Agreement between AboveNet and the GmbH and adopting a business plan.

D. In order to provide general rules for the course of the cooperation and implement the first stages of the cooperation, the parties are entering into this Cooperation Agreement.

Each of the Sellers warrants (steht dafur ein) as follows:

4.1  Each of the statements contained in Section 1 is correct.

4.2 The shares do not represent more than 70% of each Seller's net worth (Vermogen).

4.3  Each Seller can dispose freely of her share.

4.4 The company's Articles of Association in the version on record at the commercial register have not been amended.

4.5 Ms. Elke Schneider is registered as a Managing Director (Geschaftsfuhrer) of the company. No other Managing Directors or "Prokuristen" have been appointed. No applications for the company are pending at the commercial register.

4.6 The sole asset of the Company is a bank account with a current balance today of at least DM 49,000. The Company has no liabilities
     (Verbindlichkeiten).


                     ---------      ---------      --------

                                   SECTION 1

                         CAPITAL INCREASE IN THE GMBH,
                          NEW ARTICLES OF ASSOCIATION

1.1 AboveNet is the sole shareholder in InternetTreuhand Gesellschaft fur Registrierungsdienste mbH, registered in the commercial register maintained at the municipal court (Amtsgericht) in Bonn. AboveNet hereby waives all requirements of notice and form for calling a shareholders meeting and conducts a shareholders meeting in InternetTreuhand Gesellschaft fur Registrierungsdienste mbH and resolves as follows:

      a. The existing two shares in the nominal value of [*] and [*] are hereby combined to form a single share in the nominal value of [*].

     b. The stated capital of the company is hereby increased to a total of E 192,000. The nominal value of the above share is increased to E 96,000 and three additional shares in the nominal values of E 32,000 each are issued.

     c. The increase in the existing share capital can be subscribed to by AboveNet Communications, Inc. The three shares of E 32,000 each can be subscribed to by each of Mr. Albrecht Wilhelm Kraas, Mr. Andreas Friedrich Schachtner and Mr. Michael Schneider.

     d. The capital contributions to be paid by each of Mr. Kraas, Mr. Schachtner and Mr. Schneider are [*] each. AboveNet will make its contribution by paying the difference between [*] and [*], thus [*]. All contributions are immediately due for payment in cash.

     e. In addition to the capital contributions, AboveNet will also pay a premium to the capital reserve (Kapitalrucklage) in the amount of [*] at the same time as it pays its capital contribution.

1.2 Mr. Kraas, Mr. Schachtner and Mr. Schneider each hereby subscribes to a share in the company in the nominal value of [*] in accordance with para. 1.1 c and d. AboveNet hereby subscribes to the increase in its share in accordance with para. 1.1 c and d.

1.3 The parties hereby waive all requirements of form and notice for conducting a shareholders meeting and hereby conduct a shareholders meeting in which they adopt new articles of association for the company as set forth in ANNEX 1a in German and ANNEX 1b in English.

THE SHAREHOLDERS CONTINUE THE MEETING AND RESOLVE THE FOLLOWING ITEMS IN SECTIONS 2, 3 AND 4.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   SECTION 2

                   NON-MONETARY CONTRIBUTIONS, FUTURE FUNDING

2.1 AboveNet Deutschland GmbH will conclude the royalty free "License, Connectivity and Marketing Agreement" with AboveNet Communications, Inc. attached as ANNEX 2.

2.2 AboveNet Deutschland GmbH will obtain from IntraNet Gesellschaft fur Telekommunikation und Consulting GmbH a perpetual, royalty free, non-exclusive license to AboveNet Deutschland GmbH to use the software and related intellectual property listed in ANNEX 3 for the purpose of operating its own business. Nrs. 4 and 11 of the License, Connectivity and Marketing Agreement will apply mutatis mutandis (entsprechend).

2.3 The shareholders anticipate that they will obtain one or more additional investors who agrees to invest additional capital in an amount equal to [*] in AboveNet Deutschland GmbH. At that time AboveNet Communications, Inc. will also invest at least the same amount. The form of the AboveNet investment will be (at AboveNet's option) either the same securities as are sold to the third party investors or a note convertible, at any time at the option of the holder, into equity securities with a five year term with interest payments only during such term. The valuation of AboveNet Deutschland GmbH at which AboveNet's investment is made will be the same valuation as the third party investment. The convertible debt would be convertible into the same security as sold to the third party and the note would bear interest at a market interest rate. Both these investments will change the relative percentage ownership of the Company, increasing the percentage ownership of AboveNet and decreasing the ownership of the NRW Principals. The exact form of the third party's investment and AboveNet's investment will be determined at the time the investments are resolved. The parties understand that there are certain restrictions under German law on the extent to which debt can be converted to voting shares and the extent to which debt to a shareholder can be repaid.

                                   SECTION 3

                             EMPLOYMENT AGREEMENTS

Each of Messrs. Schneider, Kraas and Schachtner will enter into an employment agreement as managing directors (Geschaftsfuhrer) with AboveNet Deutschland GmbH in accordance with the terms set forth in ANNEX 4a, 4b and 4c.

                                   SECTION 4

                       APPOINTMENT OF MANAGING DIRECTORS,
                               RULES OF BUSINESS

The contract partners hereby appoint Mr. Michael Schneider, Mr. Kraas and Mr. Schachtner as managing directors (Geschaftsfuhrer) of AboveNet Deutschland GmbH. Each of them is granted sole signing authority. Frau Elke Schneider is removed as managing director (Geschaftsfuhrerin). Her past conduct of the business is ratified (Entlastung wird erteilt).

THE SHAREHOLDERS MEETING IS NOW CONCLUDED. NO FURTHER RESOLUTIONS ARE PASSED.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   SECTION 5
                              LICENSE TO ABOVENET

5.1 Messrs. Kraas, Schachtner and Schneider will cause IntraNet Gesellschaft fur Telekommunikation und Consulting GmbH to grant a perpetual, royalty free, non-exclusive license to AboveNet Communications, Inc. to use the software and related intellectual property listed in ANNEX 5 for its own purposes and the purposes of its affiliates (Section 15 Stock Companies
      Act) until AboveNet becomes a shareholder in another German company providing services under the "AboveNet" name. Further development and support will be provided at standard commercial rates (marktublichen Preisen). Nrs. 4 and 11 of the License, Connectivity and Marketing Agreement will apply mutatis mutandis (entsprechend).

5.1 Messrs. Kraas, Schachtner and Schneider will cause IntraNet Gesellschaft fur Telekommunikation und Consulting GmbH to transfer the domain names "AboveNet.de", "Above.de" to the GmbH.

                                   SECTION 6
                      TRANSFORMATION INTO A STOCK COMPANY

6.1 The contract partners anticipate transforming the GmbH into a stock company which will have stated capital (Grundkapital) of at least E1,000,000 of which between 5% and 10% will be made available for employee stock options which will entitle employees to purchase stock on the date the options vest (4 year vesting period) at the fair market value of the shares on the date the options were granted. The number of shares reserved for the options cannot be increased before an initial public offering without the unanimous consent of the members on the Supervisory Board. This anticipation of the contract partners to transform the GmbH into a stock company does not create an obligation on the part of the contract partners to themselves invest further capital.

6.3 When the GmbH is transformed into a stock company, the contract partners will adapt as many of the provisions in the GmbH articles of association as possible into the articles of association of the stock company. To the extent that this is not possible, the contract partners will enter into a shareholders agreement which includes such provisions. In particular, if the contract partners establish the stock company with bearer shares, the restrictions on dispositions of shares and cancellation of shares set forth in Section VII of Annex 1 will apply mutatis mutandis among the previous shareholders in the GmbH. If the contract partners establish the stock company with registered shares (vinkulierte Namensaktien), they will include corresponding provisions in the articles of association of the stock company.

                                   SECTION 6a
                             ABOVENET STOCK OPTIONS

AboveNet intends to grant options to purchase AboveNet stock to employees of the GmbH subject to applicable accounting and legal issues from time to time and subject to separate option agreements to be concluded between AboveNet and the beneficiary. The aggregate number of options to be granted shall be for up to 100,000 shares over four years (up to 15,000 shares in year 1, up to 20,000 in year 2, up to 25,000 shares in year 3, and up to 40,000 shares in year 4), unless the Company is acquired by a third party prior to such time, upon achievement of the revenue, net income and EBITDA targets in the Business Plan for the prior year. If the Company fails to meet such targets in any year, no options will be issued. Within 60 days from the end of the business year, the Company's auditors (currently Deloitte & Touche) shall determine whether the Company succeeded or failed to meet the targets in the Business Plan. The exercise price for the options shall be the fair market value of the AboveNet stock on the date the options are issued.

                                   SECTION 7
                       CHOICE OF LAW, DISPUTE RESOLUTION

7.1 This Cooperation Agreement and all other agreements referred to herein are governed by German law, except for the "License, Connectivity and Marketing Agreement" with AboveNet Communications, Inc. which will be governed by California law.

7.2 If any provision in this Cooperation Agreement or any of the other agreements referred to herein is invalid, the remaining provisions and agreements will remain valid. The invalid provision will be deemed to have been replaced by a valid provision which comes as close as legally permissible to achieving the commercial effect of the invalid provision.

7.3 All disputes between the parties will be resolved in accordance with the separate arbitration agreement attached as ANNEX 6. This Arbitration Agreement does not, however, apply to the "License, Connectivity and Marketing Agreement" which contains its own arbitration clause.